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                                                                  Exhibit 10.52

[WESTPOINT STEVENS INC. LOGO]  WESTPOINT STEVENS INC.

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DATE:       March 20, 2003
FROM:       Holcombe Green
TO:         Chip Fontenot
SUBJECT:    Amendment of Employment Agreement


This will confirm the actions taken by the Compensation Committee on February 13, 2003, to amend your employment agreement by deleting paragraph number 4 and revising section 5(g) to read in its entirety as follows:

                  (g) Housing and Travel Expenses. Commencing on the Effective Date, the Company shall reimburse the Executive's reasonable expenses for lodging in New York, New York, and for travel between New York, New York, and Charlotte, North Carolina. The Company shall also reimburse Executive for such additional amounts, if any, as may be necessary to provide Executive, on an after-tax basis, with sufficient funds to discharge any federal, state or local income taxes imposed on such housing and travel reimbursements.

Please indicate your acceptance of these arrangements by signing the duplicate of this letter and returning to Chris Zodrow.



                                      /s/ H. T. Green, Jr.
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                                      Holcombe T. Green, Jr.

I hereby accept the extension as indicated above this 10th day of March 2003.


/s/ M. L. Fontenot
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M. L. "Chip" Fontenot